EX-99.77Q1(d) - Exhibits; Copies of all constituent instruments defining the rights of the holders of any new class of securities and of any amendments to constitutent instruments referred to in answer to sub-item 77I
                          ----------------------------------------------------


The terms of the Class A, Class C, Institutional, Class IR and Class R Shares for the Goldman Sachs U.S. Equity Fund are described in Post-Effective Amendment No.226 to the Trust's Registration Statement on Form N-1A filed with the Securities and Exchange Commission on November 24, 2009 (Accession No. 0000950123-09-065720).